Exhibit 23


            Consent of Independent Registered Public Accounting Firm

We consent to the  incorporation  by  reference  in the  following  Registration
Statements:

     (a) Registration Statement (Form S-8 No. 333-3212) pertaining to the Columbus McKinnon Corporation 1995 Incentive Stock Option Plan, the
          Columbus McKinnon Corporation Non Qualified Stock Option Plan, the Columbus McKinnon Corporation Restricted Stock Plan and the Columbus McKinnon Corporation Employee Stock Ownership Plan Restatement Effective April 1, 1989 of Columbus McKinnon Corporation,

     (b) Registration Statement (Form S-8 No. 333-81719) pertaining to the Options assumed by Columbus McKinnon Corporation originally granted under the GL International, Inc. 1997 Stock Option Plan and the Larco Industrial Services Ltd. 1997 Stock Option Plan, and

     (c) Registration Statement (Form S-8 No. 333-137212) pertaining to the 2006 Long Term Incentive Plan of Columbus McKinnon Corporation;

of our report dated September 19, 2006 with respect to the financial statements and schedule of the Columbus McKinnon Corporation Employee Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended March 31, 2006.

                                                /s/ Ernst & Young LLP

Buffalo, New York
September 26, 2006